EXHIBIT 10.138

FOURTH AMENDMENT
TO
COUNTRYWIDE FINANCIAL CORPORATION
DEFERRED COMPENSATION PLAN
Originally Effective August 1, 1993
Amended and Restated Effective March , 2000

Countrywide Financial Corporation, a Delaware corporation (the “Company”) hereby amends the Countrywide Financial Corporation Deferred Compensation Plan (the “Plan”), by action of its Administrative Committee, to establish effective dates for elections to defer compensation under the Plan.

1.               Section 3.3(b) is deleted in its entirety and new Section 3.3(b) is hereby inserted in its place as follows:

“Subsequent Plan Years.  For each succeeding Plan Year, an irrevocable election for that Plan year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before (i) the end of the Plan Year preceding the Plan Year for which the election is made for deferral of Base Annual Salary, and (ii) effective January 1, 2004, the October 31st of the Plan Year for which an Annual Bonus is payable, a new Election Form.  If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.”

The Company has caused this Amendment to be signed by its duly authorized officer as of this 10th of September 2004.

Countrywide Financial Corporation

By:	/s/ Marshall M. Gates
Marshall Gates
Managing Director,
Chief Administrative Officer